Exhibit 99.1

City Office REIT Reports Second Quarter 2018 Results

Raises 2018 Core FFO Per Share Guidance and Announces $111 Million of New Acquisition Activity

VANCOUVER—August 2, 2018—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended June 30, 2018.

Second Quarter Highlights

●	GAAP net loss attributable to common stockholders was approximately $2.7 million, or ($0.07) per fully diluted share;

●	Core FFO was approximately $9.3 million, or $0.26 per fully diluted share;

●	AFFO was approximately $7.1 million, or $0.19 per fully diluted share;

●	In-place occupancy closed the quarter at 89.6%; the Company executed approximately 140,000 square feet of new and renewal leases during the quarter;

●	Acquired Pima Center in Phoenix, Arizona for $56.5 million;

●	Same Store NOI increased 3.2% and Same Store Cash NOI decreased 3.1% as compared to the second quarter 2017;

●	Declared a second quarter dividend of $0.235 per share of common stock, paid on July 25, 2018; and

●	Declared a second quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on July 25, 2018.

Highlights Subsequent to Quarter End

●	Acquired a 272,000 square foot property in Denver, Colorado for $59.8 million (“Circle Point”); and

●	Acquired a 163,000 square foot property in Phoenix, Arizona for $51.0 million (“The Quad”).

“We are pleased to raise our previously issued guidance for 2018 as we hit the midpoint of the year. Results to date are tracking our expectations for operations and the pace of acquisitions,” commented James Farrar, the Company’s Chief Executive Officer. “We have made significant progress towards our occupancy goals. The properties that comprised our year-end porfolio, which ended 2017 at 88.5% occupied, are now 90.5% leased when including leases that are signed but have not yet commenced. This is already within our year-end guidance range, and we expect further improvements in the second half of the year.”

“So far this year, we have acquired $167 million of quality office properties within our high growth markets at a weighted average first year net operating income yield of approximately 7.4%. The new additions of Circle Point and The Quad after quarter end both feature attractive locations within desirable submarkets, vibrant onsite amenities and high-quality tenant buildouts. In the aggregate, these two properties have experienced approximately 296,000 SF of new leasing in the last two years, representing high tenant demand for these premier assets.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and Adjusted Cash NOI, to the most directly comparable GAAP financial measure can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of June 30, 2018 contained 4.9 million net rentable square feet and was 89.6% occupied.

City Office’s NOI was approximately $18.5 million, or approximately $17.4 million on an adjusted cash basis, during the second quarter of 2018.

Same Store NOI increased 3.2% as compared to the second quarter 2017 while Same Store Cash NOI decreased 3.1%. The primary difference between these figures is attributable to approximately $0.4 million of free rent credits at our Superior Pointe property in Denver. Three leases at the property, including a renewal, an expansion and a new tenant, increased our occupancy to 92.1% at the end of the quarter but contained free rent periods which depressed Same Store Cash NOI. Without these free rent periods, Same Store Cash NOI would have been flat during the quarter.

Investment and Disposition Activity

During the quarter, the Company completed the previously announced acquisition of Pima Center for a purchase price of $56.5 million, exclusive of closing costs. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 8.3%.

Subsequent to the end of the second quarter, the Company completed the acquisition of Circle Point, a two-building office complex comprised of approximately 272,000 square feet, located in the Northwest submarket of Denver, Colorado. The purchase price was $59.8 million, exclusive of closing costs, and the acquisition is anticipated to generate an initial full-year net operating income yield of approximately 6.8%. The Class A property features a prominent and desirable location on Route 36 between Denver and Boulder, which is known for its tech-oriented tenant base and strong labor pool. The complex is well-amenitized, with an onsite café, tenant lounge, mountain views and direct access to an adjacent, landscaped 2.0-acre park. Circle Point was 93% occupied at close with a weighted average lease term remaining of 7.0 years.

Subsequent to the end of the second quarter, the Company completed the acquisition of The Quad, a 14-building office campus comprised of approximately 163,000 square feet, located in the Scottsdale submarket of Phoenix, Arizona. The purchase price was $51.0 million, exclusive of closing costs, and the acquisition is anticipated to generate an initial full-year net operating income yield of approximately 7.1%. The Quad received the 2018 NAIOP Redevelopment Project of the Year award for its outstanding creative and collaborative suite buildouts and campus environment. The Class A property has attracted high demand from creative and tech-oriented tenants with its onsite restaurant, conference and event center, fitness facility and outdoor recreational spaces. The Quad was 97% occupied at close with a weighted average lease term remaining of 5.0 years.

Leasing Activity

The Company’s total leasing activity during the second quarter of 2018 was 140,000 square feet, which included 58,000 square feet of new leasing and 82,000 square feet of renewals. 121,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

Notably, subsequent to quarter end, the Company executed a 68,536 square foot lease with a life sciences tenant for a full building at the Sorrento Mesa property in San Diego, California. The five year lease is expected to commence on January 1, 2019, immediately following the lease expiration of the existing tenant on December 31, 2018. The transaction backfilled a tenant that City Office expected to vacate when it acquired the property in September 2017, and has stabilized the building with a well-securitized lease.

New Leasing – New leases were signed with a weighted average lease term of 4.8 years at a weighted average annual rent per square foot of $27.92 and at a weighted average cost of $7.96 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 2.6 years at a weighted average annual rent per square foot of $27.71 and at a weighted average cost of $2.41 per square foot per year.

Capital Structure

As of June 30, 2018, the Company had total principal outstanding debt of approximately $485.4 million. 88.0% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 6.2 years and a weighted average interest rate of 4.1%.

Dividends

On June 15, 2018, the Company’s board of directors approved and the Company declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended June 30, 2018. The dividend was paid on July 25, 2018 to common stockholders and unitholders of record as of July 11, 2018.

On June 15, 2018, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on July 25, 2018 to preferred stockholders of record as of July 11, 2018.

2018 Outlook

Following its continued strong leasing efforts and pace of acquisitions to date, the Company is raising its 2018 Core FFO per diluted share guidance and reaffirms the material considerations and components of its previously issued guidance.

Full Year 2018 Guidance:	Previous		Updated
	Low	High	Low	High
2018 Core FFO per diluted share:	$1.08	$1.13	$1.10	$1.14
Q4 2018 Core FFO per diluted share:	$0.31	$0.34	$0.31	$0.34
December 31, 2018 Occupancy:	90.0%	93.0%	90.0%	93.0%

The updated guidance above reflects management’s view of current and future property operations and market conditions, including assumptions such as rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding and interest rates. The guidance assumes that the Company is fully deployed by the end of the third quarter of 2018. The timing of future 2018 acquisitions and dispositions, if any, will have a material impact on actual results.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on August 2, 2018.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on August 2, 2018, continuing through 11:59 pm Eastern Time on November 2, 2018 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10122236. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items.    We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or signification renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of June 30, 2018.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	June 30,	December 31,
	2018	2017
Assets
Real estate properties
Land	$188,110	$188,110
Building and improvement	581,792	534,473
Tenant improvement	62,796	53,427
Furniture, fixtures and equipment	315	291

	833,013	776,301
Accumulated depreciation	(60,507)	(48,234)

	772,506	728,067

Cash and cash equivalents	14,655	12,301
Restricted cash	17,957	22,713
Rents receivable, net	22,349	20,087
Deferred leasing costs, net	9,231	7,793
Acquired lease intangible assets, net	65,103	65,088
Prepaid expenses and other assets	5,538	2,013
Assets held for sale	-	38,427

Total Assets	$907,339	$896,489

Liabilities and Equity
Liabilities:
Debt	$479,610	$489,509
Accounts payable and accrued liabilities	15,938	17,605
Deferred rent	3,892	4,223
Tenant rent deposits	3,784	3,523
Acquired lease intangible liabilities, net	7,619	8,649
Dividend distributions payable	10,346	10,318
Liabilities related to assets held for sale	-	2,830

Total Liabilities	521,189	536,657

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000

Common stock, $0.01 par value, 100,000,000 shares authorized, 36,133,271 and 36,012,086 shares issued and outstanding	361	360

Additional paid-in capital	335,009	334,241
Accumulated deficit	(61,556)	(86,977)

Total Stockholders’ Equity	385,814	359,624
Non-controlling interests in properties	336	208

Total Equity	386,150	359,832

Total Liabilities and Equity	$907,339	$896,489

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental income	$25,880	$21,635	$52,894	$43,948
Expense reimbursement	3,545	2,847	7,090	5,141
Other	811	675	1,786	1,466

Total Revenues	30,236	25,157	61,770	50,555

Operating Expenses:
Property operating expenses	11,748	10,674	23,374	20,284
General and administrative	1,966	1,597	3,943	3,790
Depreciation and amortization	11,771	9,148	23,665	19,646

Total Operating Expenses	25,485	21,419	50,982	43,720

Operating income	4,751	3,738	10,788	6,835
Interest Expense:
Contractual interest expense	(5,081)	(4,356)	(10,269)	(8,429)
Amortization of deferred financing costs	(354)	(331)	(986)	(655)

	(5,435)	(4,687)	(11,255)	(9,084)
Change in fair value of contingent consideration	-	2,000	-	2,000
Net gain on sale of real estate property	-	12,116	46,980	12,116

Net (loss)/income	(684)	13,167	46,513	11,867
Less:
Net income attributable to non-controlling interests in properties	(114)	(3,104)	(249)	(3,272)

Net (loss)/income attributable to the Company	(798)	10,063	46,264	8,595
Preferred stock distributions	(1,855)	(1,855)	(3,710)	(3,701)

Net (loss)/income attributable to common stockholders	$(2,653)	$8,208	$42,554	$4,894

Net (loss)/income per common share:
Basic	$(0.07)	$0.27	$1.18	$0.16

Diluted	$(0.07)	$0.27	$1.17	$0.16

Weighted average common shares outstanding:
Basic	36,132	30,257	36,103	29,886

Diluted	36,132	30,563	36,452	30,186

Dividend distributions declared per common share	$0.235	$0.235	$0.470	$0.470

City Office REIT, Inc.

Reconciliation of Net Operating Income and Adjusted Cash NOI to Net Income

(Unaudited)

(In thousands)

Three Months Ended
June 30, 2018
Net loss	$(684)
Adjustments to net loss:
General and administrative	1,966
Contractual interest expense	5,081
Amortization of deferred financing costs	354
Depreciation and amortization	11,771

Net Operating Income (“NOI”)	$18,488
Net recurring straight line rent adjustment	(738)
Net amortization of above and below market leases	58

Portfolio Adjusted Cash NOI	$17,808
NCI in properties—share in cash NOI	(375)

Adjusted Cash NOI (CIO share)	$17,433

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
June 30, 2018
Net loss attributable to common stockholders	$(2,653)
(+) Depreciation and amortization	11,771

9,118

Non-controlling interests in properties:
(+) Share of net income	114
(-) Share of FFO	(283)

FFO attributable to common stockholders	$8,949

(+) Stock based compensation	356

Core FFO attributable to common stockholders	$9,305

(+) Net recurring straight line rent adjustment	(738)
(+) Net amortization of above and below market leases	58
(+) Net amortization of deferred financing costs	348
(-) Net recurring tenant improvement and incentives	(807)
(-) Net recurring leasing commissions	(589)
(-) Net recurring capital expenditures	(514)

AFFO attributable to common stockholders	$7,063

Core FFO per common share	$0.26

AFFO per common share	$0.19

Dividends per common share	$0.235
Core FFO Payout Ratio	92%
AFFO Payout Ratio	121%

Weighted average common shares outstanding	36,473

City Office REIT, Inc.

Reconciliation of Same Store Cash NOI to Total Revenues

(Unaudited)

(In thousands)

	Three Months Ended June 30,
	2018	2017
Total revenues	$30,236	$25,157
Property operating expenses	11,748	10,674

Net operating income (“NOI”)	$18,488	$14,483
Less: NOI of properties not included in same store	(6,514)	(2,881)

Same store NOI	$11,974	$11,602
Less:
Termination fee income	(40)	-
Straight line rent adjustment	(442)	217
Above and below market leases	(94)	(99)
NCI in properties - cash NOI	(304)	(275)

Same store cash NOI	$11,094	$11,445

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com